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                                                                   EXHIBIT 10.18

                              CONSULTING AGREEMENT


          This Agreement, made and entered into by and between Amos R. McMullian, a resident of Thomasville, Georgia (hereinafter referred to as "McMullian"), and FLOWERS FOODS, INC., a Georgia corporation with its principal place of business in Thomasville, Georgia (hereinafter referred to as the "Company"), as of the 4th day of January, 2004.

                                   WITNESSETH:

          WHEREAS, McMullian has served as a Director of and has been employed by the Company since 1963, and has during that period developed substantial expertise in the baked goods industry, and has, over the years, provided valuable services to the Company in various executive capacities, including the capacity of Chief Executive Officer of the Company and has been elected and currently serves as Chairman of the Board of the Company;

          WHEREAS, McMullian has retired from the employment of the Company effective January 3, 2004; and

          WHEREAS, the Company wishes to retain the services of McMullian in the capacity of an independent consultant for the purposes more fully described below, and McMullian desires to provide services from time to time in said capacity;

          NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, McMullian and the Company agree as follows:

1. The Company hereby retains the services of McMullian for a period from the date hereof through December 31, 2004, in the capacity of an independent consultant for the purpose of advising the Company and its subsidiaries as to various matters including the strategic direction of the Company, governmental and community relations and attraction of new customers and maintenance of existing ones, from time to time. McMullian shall be available, on reasonable notice, to administer special projects assigned to him by the Chief Executive Officer or the Board of Directors.

         It is recognized that the provision of said services is not amenable to the establishment of a routine or schedule, and that McMullian will provide said services in the manner he deems best, based upon his own experience and judgment, and shall consult with the Chief Executive Officer of the Company, as required, concerning said services. McMullian will not be subject to the control or direction of the Company as to the means to be employed by him in the accomplishment of his tasks, nor shall he be required to work any particular number of hours or according to a schedule during the term of this Agreement. It is not anticipated that McMullian shall devote his full time to the provision of said services; however, McMullian agrees to be available to provide services for at least 13 weeks during the year, and the Company agrees that McMullian cannot be asked to provide such services more than 26 weeks during the year without his consent.



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         It is acknowledged by the parties that, at the time of execution of this Agreement, McMullian is serving as Chairman of the Board of Directors of the Company and it is anticipated that McMullian may be reelected to said position from time to time in the future. The duties assigned to McMullian pursuant to this Agreement are separate and distinct from those of the Chairman of the Board of Directors, whose duties are described in the Company's By-laws, and which include presiding at meetings of the Board and of the shareholders. For service as a Director or as Chairman of the Board of Directors, McMullian shall receive such compensation as is provided by the Company's Board of Directors pursuant to its By-Laws, inasmuch as he is not an employee or a salaried officer of the company. If the Chairman of the Board is provided an office and administrative services by the Company, McMullian may use said office and services for purposes of his consulting services as well.

2.                  In exchange for the provision of those services described in
          Section 1 above, the Company agrees to pay McMullian the annual amount of Two Hundred Fifty Thousand and no hundredth dollars ($250,000.00). Said amount shall be paid in equal monthly installments during the term hereof. The Company shall reimburse McMullian for his expenses reasonably incurred in the provision of said services. As a consultant and independent contractor, McMullian shall not be entitled to participate in any benefit or incentive plans maintained by the Company for its employees. McMullian may, however, participate in said plans in the manner that other retired employees, officers or directors are entitled to participate.

3. McMullian shall be free to perform the services required hereby at any location he desires, consistent with the goals to be accomplished. McMullian will specifically not be required to maintain an office at the Company's headquarters for his consulting services although office facilities may be made available to him from time to time at said location if in the discretion of the Company said provision will facilitate the accomplishment of said goals; McMullian shall not be required to use said facilities. McMullian shall be permitted to hire others, at his own expense, to assist him in the provision of the services to be rendered hereunder, although it is acknowledged by the parties that it is McMullian's personal knowledge and abilities which are the primary subject of this Agreement. McMullian shall treat all information which he receives in his capacity as a consultant, and which is not generally available to the public, as confidential, and shall insure that any such employees of his shall also respect the confidentiality of such information which is shared with them.

4. McMullian shall be free to consult with and render services to other companies during the term of this Agreement; provided, however, that McMullian shall not consult for any other business entity the business of which is in direct competition with the primary businesses of the Company.

5. In the event of McMullian's death or disability (as determined in good faith by the Company's Board of Directors) prior to the expiration of the term of this Agreement, this Agreement shall terminate and no further payments shall be payable hereunder by the Company, except that any payments accrued for prior services rendered shall be paid to McMullian or to his estate.


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6.                  Payments provided for hereunder are independent of any
          payments to which McMullian, his estate or designated beneficiaries may be entitled pursuant to any employee benefit plan maintained by the Company during McMullian's prior employment thereby.

7. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and any successor or successors to the business of the Company; provided, however, that McMullian shall not be entitled to commute, encumber, sell and otherwise dispose of his right to receive the payments provided for in this Agreement, which payments and the right thereto are expressly declared to be non-assignable and non-transferable. In the event of any attempted assignment or transfer of said rights, the Company shall have no further liability under this Agreement.

8. This Agreement may be terminated or amended by either party upon sixty (60) days' written notice. If the Company terminates this Agreement, other than as a result of McMullian's failure to perform his duties hereunder (after receipt of written notice of said failure and a period of thirty (30) days in which to cure said failure), the Company shall immediately pay McMullian the remaining payments called for hereunder through the full term hereof.

9. This Agreement shall be construed according to the laws of the State of Georgia. If any part of this Agreement shall be deemed unenforceable under law, the remaining provisions hereof shall continue to be in force without regard to said part.

10. This Agreement is executed in two counterparts, each which shall take effect as an original and both of which shall evidence one and the same Agreement.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and caused their seals to be affixed the day and year first above written



                                /s/ Amos R. McMullian                     (SEAL)
                                ------------------------------------------
                                AMOS R. MCMULLIAN


                                FLOWERS FOODS, INC.


                                BY:  /s/ George E. Deese
                                     -------------------------------------
                                     President


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